UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2015

XURA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35572	04-3398741
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Quannapowitt Parkway Wakefield, Massachusetts (Address of principal executive offices)		01880 (Zip Code)

Registrant's telephone number, including area code: (781) 246-9000

N/A
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 18, 2015, the Board of Directors (the “Board”) of Xura, Inc. (the “Company”) increased the size of the Board to eight (8) directors and approved the recommendation of the Corporate Governance & Nominating Committee to appoint Niccolo M. de Masi to fill the resulting vacancy, to serve until the 2016 annual meeting of stockholders or until his successor is duly elected and qualified.  There are no arrangements or understandings between Mr. de Masi and any other persons pursuant to which he was selected as a director. Mr. de Masi will also serve as a member of the Board’s Audit Committee and the Corporate Governance and Nominating Committee. There have been no transactions involving Mr. de Masi that would require disclosure under Item 404(a) of Regulation S-K.  In connection with his appointment, Mr. de Masi will receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are summarized in the Company’s Definitive Proxy Statement as filed with the Securities and Exchange Commission on May 28, 2015.

Mr. de Masi, age 35, has served as the President and Chief Executive Officer of Glu Mobile Inc. (“Glu”) and as one of its directors since January 2010.  Mr. de Masi became interim Chairman of Glu’s Board in July 2014 and Chairman in December 2014.  Prior to joining Glu, Mr. de Masi was the Chief Executive Officer and President of Hands-On Mobile, a mobile technology company and developer and publisher of mobile entertainment, from October 2009 to December 2009, and previously served as the President of Hands-On Mobile from March 2008 to October 2009.  Prior to joining Hands-On Mobile, Mr. de Masi was the Chief Executive Officer of Monstermob Group PLC, a mobile entertainment company, from June 2006 to February 2007.  Mr. de Masi joined Monstermob in 2004 and, prior to becoming its Chief Executive Officer, held positions as its Managing Director and as its Chief Operating Officer, where he was responsible for formulating and implementing Monstermob’s growth and product strategy.  Prior to joining Monstermob, Mr. de Masi worked in a variety of corporate finance and operational roles within the technology, media and telecommunications (TMT) sector, beginning his career with JP Morgan on both the TMT debt capital markets and mergers and acquisitions teams in London.  He has also worked as a physicist with Siemens Solar and within the Strategic Planning and Development divisions of Technicolor.  Mr. de Masi holds an M.A. degree in Physics and an MSci. degree in Electronic Engineering—both from Cambridge University.  Mr. de Masi’s qualifications to serve on the Board include his leadership, operational, financial, business and strategy experience as well as his corporate governance experience attributable to his service as President, Chief Executive Officer and Chairman of the Board of a publicly-traded company.

Item 9.01.   Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release of Xura, Inc., dated November 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XURA, INC.

By:	/s/ Roy Luria
Roy Luria Executive Vice President, General Counsel and Corporate Secretary

Date:    November 18, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Xura, Inc., dated November 18, 2015.